UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 19, 2022
Date of Report (Date of Earliest Event Reported)

Panbela Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39468	88-2805017
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PBLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On July 19, 2022, Panbela Therapeutics, Inc. (the “Company”), entered into a Sales Agreement with Roth Capital Partners, LLC (the “Agent”) to sell shares (the “Shares”) of the Company’s common stock having an aggregate gross sales price of up to $8,400,000, from time to time, through an “at-the-market” equity offering program (the “ATM Program”).

Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. The Company has no obligation to sell any of the Shares, and may at any time suspend sales under the Sales Agreement or terminate the Sales Agreement in accordance with its terms. The Company has provided the Agent with customary indemnification rights, and the Agent will be entitled to an aggregate fixed commission of 3.0% of the gross proceeds from Shares sold.

The Company intends to use the net proceeds from the ATM Program for the continued clinical development of its initial product candidates, SBP-101 and eflornithine, and for working capital, business development and other general corporate purposes, which may include repayment of debt.

The Sales Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify the Agent against certain liabilities on customary terms. In the ordinary course of its business, the Agent and/or its affiliates have engaged and may engage in commercial and investment banking transactions, financial advisory and other transactions with the Company. The Agent has received, or may receive, customary compensation and expenses.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified by reference to the Sales Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The description of the Sales Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

The Shares will be offered and sold pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-255751). This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
1.1*	Sales Agreement, dated July 19, 2022 with Roth Capital Partners, LLC
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded in the cover page formatted as Inline XBRL)

*  Schedules have been omitted pursuant to Item 601 (a) (5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PANBELA THERAPEUTICS, INC.

Date: July 19, 2022	By	/s/ Susan Horvath
Susan Horvath
Chief Financial Officer